Exhibit 23.1

Consent of Independent Accountants

GAIN Capital Holdings, Inc.

Bedminster, NJ,

United States of America

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-171841) of GAIN Capital Holdings, Inc. of our report dated 25 September 2015, relating to the consolidated financial statements of City Index (Holdings) Limited, which appears in the Form 8-K of GAIN Capital Holdings, Inc. dated 23 November 2015.

/s/ BDO LLP
BDO LLP
London, United Kingdom
23 November 2015